                                                                                                                                                                                                                                                                                     Exhibit 99.1

FOR IMMEDIATE RELEASE
July 17, 2018

For more information
Trisha Voltz Carlson, EVP, Investor Relations Manager
504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports second quarter 2018 EPS of $.82
Results include $15.8 million, or $.14 per share after tax, impact from nonoperating items

GULFPORT, Miss. (July 17, 2018) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the second quarter of 2018. Net income for the second quarter of 2018 was $71.2 million, or $.82 per diluted common share (EPS), compared to $72.5 million, or $.83 EPS in the first quarter of 2018 and $52.3 million, or $.60 EPS, in the second quarter of 2017. The second quarter of 2018 included $15.8 million ($.14 per share after-tax impact) of nonoperating items. The first quarter of 2018 included $7.0 million ($.07 per share impact) of nonoperating items and the second quarter of 2017 included nonoperating items of $10.6 million ($.08 per share impact).

Highlights of the company’s second quarter 2018 results (compared to first quarter 2018):
•	Effective May 25th our name changed to Hancock Whitney Corporation and Hancock Whitney Bank; new ticker “HWC”
•	Net income decreased $1.3 million, or 2% linked-quarter; excluding nonoperating items, earnings increased $5.4 million, or 7%
•
Second quarter included $15.8 million of nonoperating items related to the brand consolidation project, the Capital One trust and asset management purchase, the restructuring of a portion of our BOLI investments, and other miscellaneous items

•	Operating leverage increased approximately $4 million linked-quarter; revenue up $7.5 million, operating expense up $3.7 million
•	Efficiency ratio improved 11 bps to 57.4%
•	Return on average assets (ROA) declined 4 bps to 1.04%; excluding nonoperating items, ROA increased 5 bps to 1.22%
•	NIM increased 3 bps to 3.40%
•	Criticized loans declined $187 million or 17% LQ; $115 million energy, $72 million nonenergy

“Results for the second quarter reflected continued improvement in operating EPS, ROA, efficiency ratio and ROTCE,” said John M. Hairston, President & CEO. “We are pleased to report progress towards attaining our Corporate Strategic Objectives (CSOs), along with notable linked quarter improvement in credit metrics, as criticized and nonaccrual loans trended positively for both energy and nonenergy. As we begin the second half of 2018 operating with a new name, logo and ticker, we remain relentlessly focused on achieving our CSOs, maintaining credit performance and being opportunistic with our capital, all with the primary focus of achieving our stated targets.”

Loans
Total loans at June 30, 2018 were $19.4 billion, up approximately $278 million, or 1%, linked-quarter. Net loan growth during the quarter continues to be diversified across the regions and also in areas identified as part of the company’s revenue-generating initiatives.

Average loans totaled $19.2 billion for the second quarter of 2018, up $165 million, or 1%, linked-quarter.

Energy
At June 30, 2018, loans to the energy industry totaled $985 million, or 5.1% of total loans. The energy portfolio declined $69 million linked-quarter, and is comprised of credits to both the exploration and production (E&P) sector and the support and services sectors. Payoffs and paydowns of $137 million and charge-offs of $5.0 million were partially offset by $73 million in fundings. During the second quarter there were $6.9 million in recoveries on energy credits.

Higher oil prices are helpful in the recovery of credits impacted by the energy cycle, however, we believe the key to resolution of many of those credits, especially in support services, is stabilization of prices over the longer term. Management continues to estimate that net charge-offs from energy-related credits could approximate up to $95 million over the duration of the cycle, of which approximately $79 million has been taken to-date.

Deposits
Total deposits at June 30, 2018 were $22.2 billion, down $250 million, or 1%, from March 31, 2018. Average deposits for the second quarter of 2018 were $22.1 billion, up $58 million, or less than 1%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $8.2 billion at June 30, 2018, down $64 million, or 1%, from March 31, 2018. DDAs comprised 37% of total period-end deposits at June 30, 2018.

Interest-bearing transaction and savings deposits totaled $7.7 billion at the end of the second quarter of 2018, down $347 million, or 4%, from March 31, 2018. Time deposits of $3.5 billion were up $414 million, or 13%, while interest-bearing public fund deposits decreased $253 million, or 8%, to $2.9 billion at June 30, 2018.

Asset Quality
Nonperforming assets (NPAs) totaled $416.5 million at June 30, 2018, down $51.8 million, or 11%, from March 31, 2018. During the second quarter of 2018, total nonperforming loans decreased approximately $47.5 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $4.3 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 2.15% at June 30, 2018, down 30 bps from March 31, 2018.

The total allowance for loan losses (ALLL) was $214.5 million at June 30, 2018, up $3.8 million from March 31, 2018. The ratio of the allowance for loan losses to period-end loans was 1.11% at June 30, 2018, up 1 bp from 1.10% at March 31, 2018. The allowance for credits in the energy portfolio totaled $59.0 million, or 6.0% of energy loans, at June 30, 2018, as compared to $62.6 million, or 5.9% of energy loans, at March 31, 2018.

Net charge-offs were $5.1 million, or 0.11% of average total loans on an annualized basis in the second quarter of 2018, down from $12.2 million, or 0.26% of average total loans in the first quarter of 2018. Included in the total were $5.0 million of charge-offs related to energy credits in the second quarter of 2018, offset by energy-related recoveries of $6.9 million.

During the second quarter of 2018, the company recorded a total provision for loan losses of $8.9 million, down from $12.3 million in the first quarter of 2018.

Net Interest Income and Net Interest Margin (NIM)
Net interest income (TE) for the second quarter of 2018 was $215.6 million, up $6.0 million from the first quarter of 2018. The increase is primarily related to the impact of the March 2018 rate hike and interest activity on nonaccrual loans.

Average earning assets were $25.4 billion for the second quarter of 2018, up $285 million, or 1%, from the first quarter of 2018. The net interest margin (TE) was 3.40% for the second quarter of 2018, up 3 bps from the first quarter of 2018. The increase in the margin includes 2 bps of positive impact from interest recoveries on nonaccrual loans this quarter versus 3 bps negative impact of interest reversals last quarter, a 5 bps negative impact from the sale of HFC, and a 3 bps positive impact from the March 2018 rate hike.

Noninterest Income
Noninterest income totaled $68.8 million for the second quarter of 2018, up $2.6 million, or 4%, from the first quarter of 2018. The first quarter of 2018 included a loss on the sale of the consumer finance company (HFC) of $1.1 million.

Service charges on deposits totaled $21.0 million for the second quarter of 2018, down $0.5 million, or 2%, from the first quarter of 2018. Bank card and ATM fees totaled $15.5 million, up $1 million, or 7%, from the first quarter of 2018.

Trust fees totaled $11.7 million, up $0.3 million, or 3% linked-quarter. On July 13, 2018, the transaction to purchase Capital One’s trust and asset management business was completed. Beginning in the third quarter of 2018 we expect to add approximately $6 million per quarter in trust fees related to this acquisition.

Investment and annuity income and insurance fees totaled $6.3 million, up $0.1 million, or 2%, linked-quarter. Fees from secondary mortgage operations totaled $4.0 million for the second quarter of 2018, up $0.6 million, or 17%, linked-quarter. Other noninterest income, excluding nonoperating items, totaled $10.5 million, down $0.1 million, or 1%, from the first quarter of 2018.

Noninterest Expense & Taxes
Noninterest expense for the second quarter of 2018 totaled $184.4 million, up $13.6 million, or 8%, from the first quarter of 2018. Included in the second quarter total was $15.8 million of nonoperating expense related to the brand consolidation project ($9.8 million), the Capital One trust and asset management purchase ($1.5 million), the restructuring of a portion of our bank-owned life insurance (BOLI) investments ($3.2 million), and other miscellaneous items ($1.3 million). There was $5.9 million of nonoperating expense in the first quarter of 2018 related to the sale of HFC, the Capital One trust and asset management transaction, the brand consolidation project, and a one-time all hands bonus. Excluding nonoperating items, operating expense for the second quarter of 2018 totaled $168.6 million, up $3.7 million, or 2% linked-quarter.

Expenses associated with the consumer finance company (HFC) totaled $2.5 million in the first quarter of 2018. HFC was sold on March 9, 2018. The discussion below excludes nonoperating items.

Total personnel expense was $96.8 million in the second quarter of 2018, up $0.5 million, or less than 1%, from the first quarter of 2018. Adjusting for HFC, personnel expense was up $1.8 million mainly related to annual merit increases and incentives.

Occupancy and equipment expense totaled $15.3 million in the second quarter of 2018, up $0.9 million, or 6%, from the first quarter of 2018. After adjusting for HFC, occupancy and equipment was up $1.1 million, partly related to annual insurance renewals.

Amortization of intangibles totaled $5.3 million for the second quarter of 2018, down $0.3 million or 5% linked-quarter. Gains on ORE dispositions exceeded ORE expense by $0.3 million in the second quarter of 2018, compared to a net ORE expense of $0.2 million in the first quarter of 2018.

Other operating expense totaled $51.4 million in the second quarter of 2018, up $3.1 million, or 6%, from the first quarter of 2018. After adjusting for HFC, other operating expense was up $4.0 million. The linked quarter increase was mainly related to revenue-generating initiatives such as a $1.0 million increase in expense related to new digital offerings, an increase of $0.7 million in professional services, a $0.6 million increase in regulatory and franchise expense related to growth, and increase of $0.9 million in business development expense.

The effective income tax rate for the second quarter of 2018 was 18%. Management expects the tax rate in the third quarter of 2018 to approximate 18%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital
Common shareholders’ equity at June 30, 2018 totaled $2.9 billion, virtually unchanged from first quarter 2018. The tangible common equity (TCE) ratio was 7.76%, down 4 bps from March 31, 2018. The decline is mainly related to the growth in assets during the second quarter. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Wednesday, July 18, 2018 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 25, 2018 by dialing (855) 859-2056 or (404) 537-3406, passcode 8299795.

About Hancock Whitney
Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concepts “core” or “operating.” The company uses the term “core” to describe a financial measure that excludes income or expense arising from accretion or amortization of fair value adjustments recorded as part of purchase accounting. The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

We define Core Net Interest Income as net interest income (TE) excluding net purchase accounting accretion and amortization. We define Core Net Interest Margin as core net interest income expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Operating Revenue as net interest income (TE) and noninterest income less nonoperating revenue.  We define Operating Pre-Provision Net Revenue as operating revenue (TE) less noninterest expense, excluding nonoperating items. Management believes that operating pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. A reconciliation of reported net interest income to operating pre-provision net revenue is included in Appendix A.

We define Operating Earnings as reported net income excluding nonoperating items net of income tax.  We define Operating Earnings per Share as operating earnings expressed as an amount available to each common shareholder on a diluted basis. A reconciliation of reported net income to operating earnings is presented in the Income Statement table and a reconciliation of reported earnings per share – diluted to operating earnings per share – diluted is presented in Appendix A.

Important Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the sale of HFC on our performance and financial condition, the impact of the transactions with First NBC and Capital One on our performance and financial condition, including our ability to successfully integrate the businesses, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements and tax reform legislation. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook”, or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
NET INCOME
Net interest income	$211,547	$205,664	$199,717	$417,211	$381,408
Net interest income (TE) (a)	215,628	209,627	208,281	425,255	398,270
Provision for loan losses	8,891	12,253	14,951	21,144	30,942
Noninterest income	68,832	66,252	67,487	135,084	130,978
Noninterest expense	184,402	170,791	183,470	355,193	347,012
Income tax expense	15,909	16,397	16,516	32,306	33,151
Net income	$71,177	$72,475	$52,267	$143,652	$101,281
Earnings excluding nonoperating items
Net income	$71,177	$72,475	$52,267	$143,652	$101,281
Nonoperating items, net of income tax benefit	12,486	5,782	6,902	18,268	8,274
Operating earnings	$83,663	$78,257	$59,169	$161,920	$109,555
PERIOD-END BALANCE SHEET DATA
Loans	$19,370,917	$19,092,504	$18,473,841	$19,370,917	$18,473,841
Securities	6,113,873	5,930,076	5,668,836	6,113,873	5,668,836
Earning assets	25,625,047	25,105,948	24,295,892	25,625,047	24,295,892
Total assets	27,925,447	27,297,337	26,630,569	27,925,447	26,630,569
Noninterest-bearing deposits	8,165,796	8,230,060	7,887,867	8,165,796	7,887,867
Total deposits	22,235,338	22,485,722	21,442,815	22,235,338	21,442,815
Common shareholders' equity	2,929,555	2,896,038	2,813,962	2,929,555	2,813,962
AVERAGE BALANCE SHEET DATA
Loans	$19,193,234	$19,028,490	$18,369,446	$19,111,318	$17,839,191
Securities (b)	6,032,058	5,897,290	5,241,735	5,965,046	5,140,075
Earning assets	25,391,025	25,106,283	24,338,130	25,249,441	23,558,398
Total assets	27,485,052	27,237,077	26,526,253	27,361,750	25,646,268
Noninterest-bearing deposits	8,149,521	7,951,121	7,769,932	8,050,870	7,616,945
Total deposits	22,101,474	22,043,419	20,932,561	22,072,608	20,094,864
Common shareholders' equity	2,908,997	2,872,813	2,786,566	2,891,005	2,759,975
COMMON SHARE DATA
Earnings per share - diluted	$0.82	$0.83	$0.60	$1.65	$1.17
Cash dividends per share	0.24	0.24	0.24	0.48	0.48
Book value per share (period-end)	34.33	33.96	33.21	34.33	33.21
Tangible book value per share (period-end)	24.66	24.22	23.27	24.66	23.27
Weighted average number of shares - diluted	85,483	85,423	84,867	85,451	84,755
Period-end number of shares	85,335	85,285	84,738	85,335	84,738
Market data
High sales price	$53.60	$56.40	$52.94	$56.40	$52.94
Low sales price	45.76	49.48	42.70	45.76	41.71
Period-end closing price	46.65	51.70	49.00	46.65	49.00
Trading volume	35,727	35,459	39,035	71,186	84,154
PERFORMANCE RATIOS
Return on average assets	1.04%	1.08%	0.79%	1.06%	0.80%
Return on average common equity	9.81%	10.23%	7.52%	10.02%	7.40%
Return on average tangible common equity	13.72%	14.41%	10.69%	14.06%	10.31%
Tangible common equity ratio (c)	7.76%	7.80%	7.65%	7.76%	7.65%
Net interest margin (TE) (d)	3.40%	3.37%	3.43%	3.39%	3.40%
Average loan/deposit ratio	86.84%	86.32%	87.76%	86.58%	88.77%
Allowance for loan losses as a percentage of period-end loans	1.11%	1.10%	1.20%	1.11%	1.20%
Annualized net charge-offs to average loans	0.11%	0.26%	0.13%	0.18%	0.41%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	53.35%	46.37%	63.92%	53.35%	63.92%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$0.96	$0.90	$0.68	$1.86	$1.26%
Return on average assets - operating	1.22%	1.17%	0.89%	1.19%	0.86%
Return on average common equity - operating	11.54%	11.05%	8.52%	11.29%	8.00%
Return on average tangible common equity - operating	16.12%	15.56%	12.11%	15.85%	11.15%
Efficiency ratio (e)	57.40%	57.51%	60.59%	57.45%	60.86%
Noninterest income as a percent of total revenue (TE) - operating	24.20%	24.33%	24.47%	24.26%	24.12%
FTE headcount	3,780	3,775	4,162	3,780	4,162

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and six months ended June 30, 2018 and the three months ended March 31, 2018, and 35% for the three and six months ended June 30, 2017.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) Refer to Appendix A for reconciliation of this non-GAAP measure.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
NET INCOME
Net interest income	$211,547	$205,664	$208,047	$202,857	$199,717
Net interest income (TE) (a)	215,628	209,627	216,996	211,436	208,281
Provision for loan losses	8,891	12,253	14,986	13,040	14,951
Noninterest income	68,832	66,252	69,688	67,115	67,487
Noninterest expense	184,402	170,791	168,063	177,616	183,470
Income tax expense	15,909	16,397	39,237	20,414	16,516
Net income	$71,177	$72,475	$55,449	$58,902	$52,267
Earnings excluding nonoperating items
Net income	$71,177	$72,475	$55,449	$58,902	$52,267
Nonoperating items, net of income tax benefit	12,486	5,782	—	7,405	6,902
Income tax resulting from re-measurement of deferred tax asset	—	—	19,520	—	—
Operating earnings	$83,663	$78,257	$74,969	$66,307	$59,169
PERIOD-END BALANCE SHEET DATA
Loans	$19,370,917	$19,092,504	$19,004,163	$18,786,285	$18,473,841
Securities	6,113,873	5,930,076	5,888,380	5,624,552	5,668,836
Earning assets	25,625,047	25,105,948	25,024,792	24,545,798	24,295,892
Total assets	27,925,447	27,297,337	27,336,086	26,816,755	26,630,569
Noninterest-bearing deposits	8,165,796	8,230,060	8,307,497	7,896,384	7,887,867
Total deposits	22,235,338	22,485,722	22,253,202	21,533,859	21,442,815
Common shareholders' equity	2,929,555	2,896,038	2,884,949	2,863,275	2,813,962
AVERAGE BALANCE SHEET DATA
Loans	$19,193,234	$19,028,490	$18,839,537	$18,591,219	$18,369,446
Securities (b)	6,032,058	5,897,290	5,801,451	5,679,841	5,241,735
Earning assets	25,391,025	25,106,283	24,812,676	24,487,426	24,338,130
Total assets	27,485,052	27,237,077	26,973,507	26,677,573	26,526,253
Noninterest-bearing deposits	8,149,521	7,951,121	8,095,563	7,775,913	7,769,932
Total deposits	22,101,474	22,043,419	21,762,757	21,349,818	20,932,561
Common shareholders' equity	2,908,997	2,872,813	2,867,475	2,838,517	2,786,566
COMMON SHARE DATA
Earnings per share - diluted	$0.82	$0.83	$0.64	$0.68	$0.60
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	34.33	33.96	33.86	33.78	33.21
Tangible book value per share (period-end)	24.66	24.22	24.05	23.92	23.27
Weighted average number of shares - diluted	85,483	85,423	85,303	84,980	84,867
Period-end number of shares	85,335	85,285	85,200	84,767	84,738
Market data
High sales price	$53.60	$56.40	$53.35	$50.40	$52.94
Low sales price	45.76	49.48	46.18	41.05	42.70
Period-end closing price	46.65	51.70	49.50	48.45	49.00
Trading volume	35,727	35,459	29,308	33,243	39,035
PERFORMANCE RATIOS
Return on average assets	1.04%	1.08%	0.82%	0.88%	0.79%
Return on average common equity	9.81%	10.23%	7.67%	8.23%	7.52%
Return on average tangible common equity	13.72%	14.41%	10.81%	11.68%	10.69%
Tangible common equity ratio (c)	7.76%	7.80%	7.73%	7.80%	7.65%
Net interest margin (TE) (d)	3.40%	3.37%	3.48%	3.44%	3.43%
Average loan/deposit ratio	86.84%	86.32%	86.57%	87.08%	87.76%
Allowance for loan losses as a percent of period-end loans	1.11%	1.10%	1.14%	1.19%	1.20%
Annualized net charge-offs to average loans	0.11%	0.26%	0.44%	0.25%	0.13%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	53.35%	46.37%	54.18%	56.45%	63.92%
Select performance measures excluding nonoperating items
Operating earnings per share - diluted (d)	$0.96	$0.90	$0.86	$0.76	$0.68
Return on average assets - operating	1.22%	1.17%	1.10%	0.99%	0.89%
Return on average common equity - operating	11.54%	11.05%	10.37%	9.27%	8.52%
Return on average tangible common equity - operating	16.12%	15.56%	14.62%	13.14%	12.11%
Efficiency ratio (e)	57.40%	57.51%	56.57%	57.50%	60.59%
Noninterest income as a percent of total revenue (TE) - operating	24.20%	24.33%	24.31%	24.09%	24.47%
FTE headcount	3,780	3,775	3,887	3,979	4,162

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended June 30, 2018 and March 31, 2018, and 35% for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017.

(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) Refer to Appendix A for reconciliation of this non-GAAP measure.
(e) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
NET INCOME
Interest income	$252,304	$241,395	$226,177	$493,699	$428,692
Interest income (TE) (f)	256,385	245,358	234,741	501,743	445,554
Interest expense	40,757	35,731	26,460	76,488	47,284
Net interest income (TE)	215,628	209,627	208,281	425,255	398,270
Provision for loan losses	8,891	12,253	14,951	21,144	30,942
Noninterest income	68,832	66,252	67,487	135,084	130,978
Noninterest expense	184,402	170,791	183,470	355,193	347,012
Income before income taxes	87,086	88,872	68,783	175,958	134,432
Income tax expense	15,909	16,397	16,516	32,306	33,151
Net income	$71,177	$72,475	$52,267	$143,652	$101,281
Earnings excluding nonoperating items
Net income	$71,177	$72,475	$52,267	$143,652	$101,281
Nonoperating income	—	1,145	—	1,145	(4,352)
Nonoperating expense	15,805	5,853	10,617	21,658	17,080
Income tax benefit	(3,319)	(1,216)	(3,715)	(4,535)	(4,454)
Nonoperating items, net of applicable income tax benefit	12,486	5,782	6,902	18,268	8,274
Operating earnings	$83,663	$78,257	$59,169	$161,920	$109,555
NONINTEREST INCOME
Service charges on deposit accounts	$20,981	$21,448	$20,061	$42,429	$39,267
Trust fees	11,653	11,335	11,506	22,988	22,717
Bank card and ATM fees	15,464	14,458	13,687	29,922	26,155
Insurance and investment commissions, and annuity fees	6,264	6,125	6,445	12,389	11,709
Secondary mortgage market operations	3,965	3,401	4,241	7,366	7,808
Amortization of FDIC loss share receivable	—	—	(1,327)	—	(2,427)
Other income	10,505	10,630	12,874	21,135	21,397
Total operating noninterest income	68,832	67,397	67,487	136,229	126,626
Nonoperating income	—	(1,145)	—	(1,145)	4,352
Total noninterest income	$68,832	$66,252	$67,487	$135,084	$130,978
NONINTEREST EXPENSE
Personnel expense (g)	$96,835	$96,366	$99,598	$193,201	$191,670
Net occupancy and equipment expense	15,340	14,436	16,767	29,776	31,237
Other real estate (income) expense, net	(289)	210	(1,004)	(79)	(1,017)
Other operating expense (g)	51,389	48,308	51,735	99,697	97,580
Amortization of intangibles	5,322	5,618	5,757	10,940	10,462
Total operating expense	168,597	164,938	172,853	333,535	329,932
Nonoperating expense	15,805	5,853	10,617	21,658	17,080
Total noninterest expense	$184,402	$170,791	$183,470	$355,193	$347,012
COMMON SHARE DATA
Earnings per share:
Basic	$0.82	$0.83	$0.60	$1.65	$1.17
Diluted	0.82	0.83	0.60	1.65	1.17
Operating earnings per share:
Diluted (h)	$0.96	$0.90	$0.68	$1.86	$1.26

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and six months ended June 30, 2018 and the three months ended March 31, 2018, and 35% for the three and six months ended June 30, 2017.

(g) Prior period presentation relfects a reclassification of certain pension related costs between personnel expense and other noninterest expense in accordance with ASU 2017-07.
(h) Refer to Appendix A for reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
NET INCOME
Interest income	$252,304	$241,395	$239,173	$232,716	$226,177
Interest income (TE) (f)	256,385	245,358	248,122	241,295	234,741
Interest expense	40,757	35,731	31,126	29,859	26,460
Net interest income (TE)	215,628	209,627	216,996	211,436	208,281
Provision for loan losses	8,891	12,253	14,986	13,040	14,951
Noninterest income	68,832	66,252	69,688	67,115	67,487
Noninterest expense	184,402	170,791	168,063	177,616	183,470
Income before income taxes	87,086	88,872	94,686	79,316	68,783
Income tax expense	15,909	16,397	39,237	20,414	16,516
Net income	$71,177	$72,475	$55,449	$58,902	$52,267
Earnings excluding nonoperating items
Net income	$71,177	$72,475	$55,449	$58,902	$52,267
Nonoperating income	—	1,145	—	—	—
Nonoperating expense	15,805	5,853	—	11,393	10,617
Income tax benefit	(3,319)	(1,216)	—	(3,988)	(3,715)
Income tax resulting from re-measurement of deferred tax asset	—	—	19,520	—	—
Nonoperating items, net of applicable income tax benefit	12,486	5,782	19,520	7,405	6,902
Operating earnings	$83,663	$78,257	$74,969	$66,307	$59,169
NONINTEREST INCOME
Service charges on deposit accounts	$20,981	$21,448	$22,455	$21,444	$20,061
Trust fees	11,653	11,335	11,079	10,742	11,506
Bank card and ATM fees	15,464	14,458	14,234	13,390	13,687
Investment and insurance commissions, and annuity fees	6,264	6,125	5,802	6,230	6,445
Secondary mortgage market operations	3,965	3,401	3,244	4,157	4,241
Amortization of FDIC loss share receivable	—	—	—	—	(1,327)
Other income	10,505	10,630	12,874	11,152	12,874
Total operating noninterest income	68,832	67,397	69,688	67,115	67,487
Nonoperating income	—	(1,145)	—	—	—
Total noninterest income	$68,832	$66,252	$69,688	$67,115	$67,487
NONINTEREST EXPENSE
Personnel expense (g)	$96,835	$96,366	$99,558	$97,023	$99,598
Net occupancy and equipment expense	15,340	14,436	14,968	15,728	16,767
Other real estate (income) expense, net	(289)	210	(340)	199	(1,004)
Other operating expense (g)	51,389	48,308	47,992	47,203	51,735
Amortization of intangibles	5,322	5,618	5,885	6,070	5,757
Total operating expense	168,597	164,938	168,063	166,223	172,853
Nonoperating expense	15,805	5,853	—	11,393	10,617
Total noninterest expense	$184,402	$170,791	$168,063	$177,616	$183,470
COMMON SHARE DATA
Earnings per share:
Basic	$0.82	$0.83	$0.64	$0.68	$0.60
Diluted	0.82	0.83	0.64	0.68	0.60
Operating earnings per share:
Diluted (h)	$0.96	$0.90	$0.86	$0.76	$0.68

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended June 30, 2018 and March 31, 2018, and 35% for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017.

(g) Prior period presentation relfects a reclassification of certain pension related costs between personnel expense and other noninterest expense in accordance with ASU 2017-07.
(h) Refer to Appendix A for reconciliation of this non-GAAP measure.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
ASSETS
Commercial non-real estate loans	$8,410,961	$8,336,222	$8,297,937	$8,129,429	$8,093,104
Commercial real estate - owner occupied	2,233,794	2,185,543	2,142,439	2,076,014	2,078,332
Total commercial and industrial loans	10,644,755	10,521,765	10,440,376	10,205,443	10,171,436
Commercial real estate - income producing	2,342,192	2,394,862	2,384,599	2,511,808	2,401,673
Construction and land development loans	1,515,233	1,413,878	1,373,421	1,373,048	1,313,522
Residential mortgage loans	2,780,359	2,732,821	2,690,472	2,596,692	2,493,923
Consumer loans	2,088,378	2,029,178	2,115,295	2,099,294	2,093,287
Total loans	19,370,917	19,092,504	19,004,163	18,786,285	18,473,841
Loans held for sale	36,047	21,827	39,865	23,236	26,787
Securities	6,113,873	5,930,076	5,888,380	5,624,552	5,668,836
Short-term investments	104,210	61,541	92,384	111,725	126,428
Earning assets	25,625,047	25,105,948	25,024,792	24,545,798	24,295,892
Allowance for loan losses	(214,530)	(210,713)	(217,308)	(223,122)	(221,865)
Goodwill	745,523	745,523	745,523	739,403	740,265
Other intangible assets, net	79,700	85,021	90,640	96,525	101,694
Other assets	1,689,707	1,571,558	1,692,439	1,658,151	1,714,583
Total assets	$27,925,447	$27,297,337	$27,336,086	$26,816,755	$26,630,569
LIABILITIES
Noninterest-bearing deposits	$8,165,796	$8,230,060	$8,307,497	$7,896,384	$7,887,867
Interest-bearing transaction and savings deposits	7,711,542	8,058,793	8,181,554	7,893,546	8,402,133
Interest-bearing public fund deposits	2,854,839	3,108,008	3,040,318	2,762,048	2,537,030
Time deposits	3,503,161	3,088,861	2,723,833	2,981,881	2,615,785
Total interest-bearing deposits	14,069,542	14,255,662	13,945,705	13,637,475	13,554,948
Total deposits	22,235,338	22,485,722	22,253,202	21,533,859	21,442,815
Short-term borrowings	2,314,190	1,452,097	1,703,890	1,737,151	1,810,907
Long-term debt	266,009	300,443	305,513	331,179	407,876
Other liabilities	180,355	163,037	188,532	351,291	155,009
Total liabilities	24,995,892	24,401,299	24,451,137	23,953,480	23,816,607
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,022,258	2,016,405	2,010,833	2,012,835	2,007,942
Retained earnings	1,110,506	1,060,182	1,008,518	948,591	910,459
Accumulated other comprehensive income	(203,209)	(180,549)	(134,402)	(98,151)	(104,439)
Total common shareholders' equity	2,929,555	2,896,038	2,884,949	2,863,275	2,813,962
Total liabilities & shareholders' equity	$27,925,447	$27,297,337	$27,336,086	$26,816,755	$26,630,569
CAPITAL RATIOS
Tangible common equity	$2,104,332	$2,065,494	$2,048,787	$2,027,347	$1,972,003
Tier 1 capital (i)	2,323,238	2,261,741	2,214,723	2,167,917	2,119,895
Common equity (period-end) as a percent of total assets (period-end)	10.49%	10.61%	10.55%	10.68%	10.57%
Tangible common equity ratio	7.76%	7.80%	7.73%	7.80%	7.65%
Leverage (Tier 1) ratio (i)	8.65%	8.51%	8.43%	8.34%	8.21%
Tier 1 risk-based capital ratio (i)	10.49%	10.35%	10.21%	10.10%	10.01%
Total risk-based capital ratio (i)	12.13%	12.00%	11.90%	11.84%	11.76%

(i) Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
ASSETS
Commercial non-real estate loans	$8,350,436	$8,290,955	$8,082,498	$8,320,860	$7,965,301
Commercial real estate - owner occupied	2,207,871	2,160,596	2,052,595	2,184,349	1,998,495
Total commercial and industrial loans	10,558,307	10,451,551	10,135,093	10,505,209	9,963,796
Commercial real estate - income producing	2,354,508	2,383,906	2,457,993	2,369,141	2,298,815
Construction and land development loans	1,468,126	1,388,913	1,296,968	1,428,738	1,214,028
Residential mortgage loans	2,754,292	2,718,413	2,399,422	2,736,451	2,293,263
Consumer loans	2,058,001	2,085,707	2,079,970	2,071,779	2,069,289
Total loans	19,193,234	19,028,490	18,369,446	19,111,318	17,839,191
Loans held for sale	22,575	32,194	22,389	27,358	21,862
Securities (j)	6,032,058	5,897,290	5,241,735	5,965,046	5,140,075
Short-term investments	143,158	148,309	704,560	145,719	557,270
Earning assets	25,391,025	25,106,283	24,338,130	25,249,441	23,558,398
Allowance for loan losses	(212,766)	(216,796)	(216,851)	(214,770)	(221,650)
Goodwill and other intangible assets	827,760	833,269	826,097	830,499	778,198
Other assets	1,479,033	1,514,321	1,578,877	1,496,580	1,531,322
Total assets	$27,485,052	$27,237,077	$26,526,253	$27,361,750	$25,646,268
LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$8,149,521	$7,951,121	$7,769,932	$8,050,870	$7,616,945
Interest-bearing transaction and savings deposits	7,860,019	8,043,176	8,047,426	7,951,092	7,475,719
Interest-bearing public fund deposits	2,970,117	3,070,079	2,539,424	3,019,821	2,543,626
Time deposits	3,121,817	2,979,043	2,575,779	3,050,825	2,458,574
Total interest-bearing deposits	13,951,953	14,092,298	13,162,629	14,021,738	12,477,919
Total deposits	22,101,474	22,043,419	20,932,561	22,072,608	20,094,864
Short-term borrowings	1,989,416	1,823,033	2,232,845	1,906,684	2,180,342
Long-term debt	299,695	305,117	428,292	302,391	443,089
Other liabilities	185,470	192,695	145,989	189,062	167,998
Common shareholders' equity	2,908,997	2,872,813	2,786,566	2,891,005	2,759,975
Total liabilities & shareholders' equity	$27,485,052	$27,237,077	$26,526,253	$27,361,750	$25,646,268

(j) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	6/30/2018			3/31/2018			6/30/2017
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$14,380.9	$162.3	4.53%	$14,224.4	$150.9	4.30%	$13,890.1	$148.4	4.29%
Residential mortgage loans	2,754.3	28.1	4.08%	2,718.4	27.9	4.10%	2,399.4	22.3	3.71%
Consumer loans	2,058.0	27.2	5.30%	2,085.7	29.0	5.64%	2,080.0	29.3	5.64%
Loan fees & late charges	—	0.2	0.00%	—	0.5	0.00%	—	(0.2)	0.00%
Total loans (TE) (l)	19,193.2	217.8	4.55%	19,028.5	208.3	4.43%	18,369.5	199.8	4.36%
Loans held for sale	22.6	0.3	5.22%	32.2	0.2	2.75%	22.4	0.2	4.22%
US Treasury and government agency securities	145.6	0.8	2.22%	148.4	0.8	2.21%	125.9	0.7	2.08%
CMOs and mortgage backed securities	4,932.0	29.3	2.38%	4,785.3	27.9	2.33%	4,068.4	22.8	2.23%
Municipals (TE)	951.0	7.6	3.18%	960.1	7.6	3.18%	983.0	9.3	3.81%
Other securities	3.5	—	2.84%	3.5	—	2.06%	64.4	0.3	1.91%
Total securities (TE) (m)	6,032.1	37.7	2.50%	5,897.3	36.3	2.46%	5,241.7	33.1	2.52%
Total short-term investments	143.1	0.6	1.61%	148.3	0.5	1.34%	704.5	1.7	0.99%
Average earning assets yield (TE)	$25,391.0	$256.4	4.05%	$25,106.3	245.3	3.95%	$24,338.1	$234.8	3.87%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,860.0	9.3	0.47%	$8,043.2	9.1	0.46%	$8,047.4	8.1	0.40%
Time deposits	3,121.8	11.5	1.48%	2,979.0	9.7	1.32%	2,575.7	6.5	1.01%
Public funds	2,970.1	9.1	1.22%	3,070.1	8.1	1.07%	2,539.5	3.8	0.59%
Total interest-bearing deposits	13,951.9	29.9	0.86%	14,092.3	26.9	0.78%	13,162.6	18.4	0.56%
Short-term borrowings	1,989.4	7.4	1.49%	1,823.1	5.4	1.17%	2,232.8	4.2	0.77%
Long-term debt	299.7	3.5	4.63%	305.1	3.4	4.48%	428.3	3.9	3.61%
Total borrowings	2,289.1	10.9	1.91%	2,128.2	8.8	1.66%	2,661.1	8.1	1.22%
Total interest-bearing liabilities cost	16,241.0	40.8	1.01%	16,220.5	35.7	0.89%	15,823.7	26.5	0.67%
Net interest-free funding sources	9,150.0			8,885.8			8,514.4
Total cost of funds	25,391.0	40.8	0.64%	25,106.3	35.7	0.58%	24,338.1	26.5	0.44%
Net Interest Spread (TE)		$215.6	3.04%		$209.6	3.05%		$208.3	3.19%
Net Interest Margin (TE)	$25,391.0	$215.6	3.40%	$25,106.3	$209.6	3.37%	$24,338.1	$208.3	3.43%

(k) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended June 30, 2018 and March 31, 2018, and 35% for the three months ended June 30, 2017.
(l) Includes nonaccrual loans.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Six Months Ended
	6/30/2018			6/30/2017
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$14,303.1	$313.3	4.41%	$13,476.6	$278.8	4.17%
Residential mortgage loans	2,736.4	56.0	4.09%	2,293.3	43.6	3.80%
Consumer loans	2,071.8	56.2	5.47%	2,069.3	55.8	5.44%
Loan fees & late charges	—	0.6	0.00%	—	(0.3)	0.00%
Total loans (TE) (l)	19,111.3	426.1	4.49%	17,839.2	377.9	4.26%
Loans held for sale	27.4	0.5	3.77%	21.9	0.5	4.15%
US Treasury and government agency securities	147.0	1.6	2.22%	121.1	1.2	2.06%
CMOs and mortgage backed securities	4,859.0	57.2	2.35%	4,022.0	44.8	2.23%
Municipals (TE)	955.5	15.2	3.18%	962.7	18.4	3.83%
Other securities	3.5	0.0	2.45%	34.2	0.3	1.90%
Total securities (TE) (m)	5,965.0	74.0	2.48%	5,140.0	64.7	2.52%
Total short-term investments	145.7	1.1	1.47%	557.3	2.5	0.90%
Average earning assets yield (TE)	$25,249.4	$501.7	4.00%	$23,558.4	$445.6	3.80%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,951.1	$18.4	0.47%	$7,475.7	$12.6	0.34%
Time deposits	3,050.8	21.2	1.40%	2,458.6	11.6	0.96%
Public funds	3,019.8	17.2	1.15%	2,543.6	6.9	0.55%
Total interest-bearing deposits	14,021.7	56.8	0.82%	12,477.9	31.1	0.50%
Short-term borrowings	1,906.7	12.8	1.35%	2,180.3	7.3	0.67%
Long-term debt	302.4	6.9	4.56%	443.1	8.9	4.03%
Total borrowings	2,209.1	19.7	1.79%	2,623.4	16.2	1.23%
Total interest-bearing liabilities cost	16,230.8	76.5	0.95%	15,101.3	47.3	0.63%
Net interest-free funding sources	9,018.6			8,457.1
Total cost of funds	25,249.4	76.5	0.61%	23,558.4	47.3	0.40%
Net Interest Spread (TE)		$425.2	3.05%		$398.3	3.17%
Net Interest Margin (TE)	$25,249.4	$425.2	3.39%	$23,558.4	$398.3	3.40%

(k) Taxable equivalent (te) amounts are calculated using a marginal federal tax rate of of 21% for the six months ended June 30, 2018 and 35% for the six months ended June 30, 2017.
(l) Includes nonaccrual loans.
(m) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
Nonaccrual loans (n)	$241,681	$275,179	$238,219	$241,681	$238,219
Restructured loans - still accruing	152,507	166,520	90,502	152,507	90,502
Total nonperforming loans	394,188	441,699	328,721	394,188	328,721
ORE and foreclosed assets	22,342	26,630	18,049	22,342	18,049
Total nonperforming assets	$416,530	$468,329	$346,770	$416,530	$346,770
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.15%	2.45%	1.88%	2.15%	1.88%
Accruing loans 90 days past due	$7,941	$12,724	$18,390	$7,941	$18,390
Accruing loans 90 days past due as a percent of loans	0.04%	0.07%	0.10%	0.04%	0.10%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.19%	2.52%	1.97%	2.19%	1.97%
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$210,713	$217,308	$213,550	$217,308	$229,418
Provision for loan losses	8,891	12,253	14,951	21,144	30,942
Decrease in allowance as a result of sale of subsidiary	—	(6,648)	—	(6,648)	—
Decrease in FDIC loss share receivable	—	—	(696)	—	(2,526)
Charge-offs	(15,499)	(18,436)	(9,159)	(33,935)	(43,103)
Recoveries	10,425	6,236	3,219	16,661	7,134
Net (charge-offs) recoveries	(5,074)	(12,200)	(5,940)	(17,274)	(35,969)
Ending Balance	$214,530	$210,713	$221,865	$214,530	$221,865
Allowance for loan losses as a percent of period-end loans	1.11%	1.10%	1.20%	1.11%	1.20%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	53.35%	46.37%	63.92%	53.35%	63.92%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$1,749	$5,870	$901	$7,619	$23,760
Residential mortgage loans	(290)	76	260	(214)	495
Consumer loans	3,615	6,254	4,779	9,869	11,714
Total net charge-offs	$5,074	$12,200	$5,940	$17,274	$35,969
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.05%	0.17%	0.03%	0.11%	0.36%
Residential mortgage loans	(0.04)%	0.01%	0.04%	(0.02)%	0.04%
Consumer loans	0.70%	1.22%	0.92%	0.96%	1.13%
Total net charge-offs as a percentage of average loans	0.11%	0.26%	0.13%	0.18%	0.41%

(n) Included in nonaccrual loans are nonaccruing restructured loans totaling $98.8 million, $118.0 million, and $96.3 million at 6/30/2018, 3/31/2018 and 6/30/2017, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Nonaccrual loans (n)	$241,681	$275,179	$252,800	$269,676	$238,219
Restructured loans - still accruing	152,507	166,520	120,493	96,735	90,502
Total nonperforming loans	394,188	441,699	373,293	366,411	328,721
ORE and foreclosed assets	22,342	26,630	27,542	21,219	18,049
Total nonperforming assets	$416,530	$468,329	$400,835	$387,630	$346,770
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.15%	2.45%	2.11%	2.06%	1.88%
Accruing loans 90 days past due	$7,941	$12,724	$27,766	$28,850	$18,390
Accruing loans 90 days past due as a percent of loans	0.04%	0.07%	0.15%	0.15%	0.10%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.19%	2.52%	2.25%	2.21%	1.97%
Allowance for loan losses	$214,530	$210,713	$217,308	$223,122	$221,865
Allowance for loan losses as a percentage of period-end loans	1.11%	1.10%	1.14%	1.19%	1.20%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	53.35%	46.37%	54.18%	56.45%	63.92%
Provision for loan losses	$8,891	$12,253	$14,986	$13,040	$14,951
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$1,749	$5,870	$14,017	$4,250	$901
Residential mortgage loans	(290)	76	(371)	1,651	260
Consumer loans	3,615	6,254	7,154	5,882	4,779
Total net charge-offs	$5,074	$12,200	$20,800	$11,783	$5,940
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.05%	0.17%	0.39%	0.12%	0.03%
Residential mortgage loans	(0.04)%	0.01%	(0.06)%	0.26%	0.04%
Consumer loans	0.70%	1.22%	1.35%	1.11%	0.92%
Total net charge-offs as a percentage of average loans	0.11%	0.26%	0.44%	0.25%	0.13%
AVERAGE LOANS
Commercial & real estate loans	$14,380,941	$14,224,370	$14,096,091	$13,945,774	$13,890,054
Residential mortgage loans	2,754,292	2,718,413	2,642,308	2,549,338	2,399,422
Consumer loans	2,058,001	2,085,707	2,101,138	2,096,107	2,079,970
Total average loans	$19,193,234	$19,028,490	$18,839,537	$18,591,219	$18,369,446

(n) Included in nonaccrual loans are nonaccruing restructured loans totaling $98.8 million, $118.0 million, $99.2 million, $119.7 million and $96.3 million at 6/30/2018, 3/31/2018, 12/31/17, 9/30/17 and 6/30/17, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK WHITNEY CORPORATION
Appendix A To the Earnings Release
Reconciliation of Non-GAAP Measures

CORE NET INTEREST INCOME (TE) AND CORE NET INTEREST MARGIN (TE)
	Three Months Ended					Six Months Ended
(dollars in thousands)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Net interest income	$211,547	$205,664	$208,047	$202,857	$199,717	$417,211	$381,408
Taxable equivalent adjustment (o)	4,081	3,963	8,949	8,579	8,564	8,044	16,862
Net interest income (TE)	215,628	209,627	216,996	211,436	208,281	425,255	398,270
Purchase accounting adjustments:
Net loan discount accretion (p)	6,376	7,108	8,280	7,711	8,801	13,484	13,818
Net investment premium amortization (q)	(259)	(315)	(320)	(364)	(398)	(574)	(852)
Net purchase accounting accretion	6,117	6,793	7,960	7,347	8,403	12,910	12,966
Net interest income (TE) - core	$209,511	$202,834	$209,036	$204,089	$199,878	$412,345	$385,304
Average earning assets	$25,391,025	$25,106,283	$24,812,676	$24,487,426	$24,338,130	$25,249,441	$23,558,398
Net interest margin (TE)	3.40%	3.37%	3.48%	3.44%	3.43%	3.39%	3.40%
Net purchase accounting adjustments	0.09%	0.11%	0.13%	0.12%	0.14%	0.11%	0.11%
Net interest margin (TE) - core	3.31%	3.26%	3.35%	3.32%	3.29%	3.28%	3.29%

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Six Months Ended
(dollars in thousands)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Net interest income	$211,547	$205,664	$208,047	$202,857	$199,717	$417,211	$381,408
Noninterest income	68,832	66,252	69,688	67,115	67,487	135,084	130,978
Total revenue	$280,379	$271,916	$277,735	$269,972	$267,204	$552,295	$512,386
Taxable equivalent adjustment	4,081	3,963	8,949	8,579	8,564	8,044	16,862
Nonoperating revenue	—	1,145	—	—	—	1,145	(4,352)
Operating revenue (TE)	$284,460	$277,024	$286,684	$278,551	$275,768	$561,484	$524,896
Noninterest expense	(184,402)	(170,791)	(168,063)	(177,616)	(183,470)	(355,193)	(347,012)
Nonoperating expense	15,805	5,853	—	11,393	10,617	21,658	17,080
Operating pre-provision net revenue (TE)	$115,863	$112,086	$118,621	$112,328	$102,915	$227,949	$194,964

OPERATING EARNINGS PER SHARE - DILUTED
	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Net Income	$71,177	$72,475	$55,449	$58,902	$52,267	$143,652	$101,281
Net income allocated to participating securities	(1,328)	(1,366)	(1,104)	(1,244)	(1,166)	(2,694)	(2,322)
Net income available to common shareholders	69,849	71,109	54,345	57,658	51,101	140,958	98,959
Nonoperating items, net of applicable income tax	12,486	5,782	19,520	7,405	6,902	18,268	8,274
Nonoperating items allocated to participating securities	(233)	(109)	(390)	(156)	(154)	(342)	(186)
Operating earnings available to common shareholders	$82,102	$76,782	$73,475	$64,907	$57,849	$158,884	$107,048
Weighted average common shares - diluted	85,483	85,423	85,303	84,980	84,867	85,451	84,755
Earnings per share - diluted	$0.82	$0.83	$0.64	$0.68	$0.60	$1.65	$1.17
Operating earnings per share - diluted	$0.96	$0.90	$0.86	$0.76	$0.68	$1.86	$1.26

(o) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three and six months ended June 30, 2018 and the three months ended March 31, 2018, and 35% for the three months ended December 31, 2017 and September 30, 2017 and the three and six months ended June 30, 2017.

(p) Includes net loan discount accretion arising from business combinations.
(q) Includes net investment premium amortization arising from business combinations.